EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne Communications, Inc.

We consent to the incorporation by reference in Registration Statements Nos. 333-148789 and 333-137859 of ClearOne Communications, Inc. on Form S-8 of our audit report dated August 21, 2006, appearing in this Annual Report on Form 10-K/A-2 of ClearOne Communications, Inc. for the year ended June 30, 2008.

/s/ Hansen Barnett & Maxwell, P.C.

HANSEN BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

October 5, 2009